                                                                  EXHIBIT 10.42

                       THE DAI-ICHI KANGYO BANK, LIMITED
                                New York Branch
                       One World Trade Center, 48th Floor
                               New York, NY 10048


April 24, 1997


Ross Technology, Inc.
5316 Highway 290 West, Suite 500
Austin, Texas 78735

Gentlemen:

            This Amended and Restated Loan Agreement (the "Loan Agreement") is dated April 24, 1997 (the "Execution Date") and made effective as of the 21st day of February, 1997 (the "Effective Date") by and between ROSS Technology, Inc., a Delaware corporation ("ROSS"), and THE DAI-ICHI KANGYO BANK, Ltd., NEW YORK BRANCH, and its successors and assigns (the "Bank"). This Loan Agreement is the First Amendment and Restatement of that certain Letter Loan Agreement made as of the 15th day of November 1996 between ROSS and the Bank (the "Original Loan Agreement"). This Loan Agreement is made as an Amendment, Restatement, Substitution and full replacement of the original Loan Agreement. From and after the date hereof, this Loan Agreement shall evidence all of the indebtedness evidenced by the original Loan Agreement and the original Loan Agreement shall be cancelled and of no further force. ROSS and the Bank hereby agree as follows:

            1.    ADVANCES.

                  a.    Revolving Facility A

                        (i) Upon the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees to make multiple advances (each an "Advance") to ROSS in a maximum aggregate amount of U.S. $25,000,000.00 (the "Facility A Commitment"), with effect from November 15, 1996. Within the limits of the Facility A Commitment and subject to the terms and conditions contained herein, ROSS may borrow, repay and reborrow until the Maturity Date (as hereafter defined).

                        (ii) Upon the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees to make multiple advances (each an "Advance") to ROSS in a maximum aggregate amount of U.S. $25,000,000.00 (the "Facility B Commitment"), with effect from February 21, 1997. Within the limits of the Facility B Commitment and subject to the terms and conditions contained herein. ROSS may borrow and reborrow until the Maturity Date (as hereinafter defined).

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                        (iii) Subject to the terms and conditions of this Loan
Agreement, the aggregate principal sum which ROSS shall be entitled to borrow and which the Bank is committed to advance hereunder is US $50,000,000.

                  b.    Note.

                        Each Advance made pursuant to the Facility
A Commitment and the Facility B Commitment shall be evidenced by a separate promissory note (each a "Note", collectively, the "Notes"), which shall be (i) dated the date of the Advance; (ii) in the principal amount of the Advance;
(iii) in substantially the form attached to this Loan Agreement as Exhibit A, with the blanks appropriately filled; (iv) payable to the order of the Bank in one (1) installment of principal in the amount of the Advance on a date no later than June 30, 1997 (the "Maturity Date") and (v) subject to acceleration upon the occurrence of an Event of Default (as hereinafter defined). Each Note shall bear interest on the unpaid principal amount thereof from time to time outstanding, payable on the date indicated in the Note (but in any event no later than the Maturity Date), at a rate per annum (calculated based on a year of 360 days) which shall be equal to the lesser of (i) the Bank's Quoted Rate or
(ii) the highest lawful rate of interest permitted under applicable law. For purposes of this Loan Agreement, the Bank's Quoted Rate means, as of the particular day on which an inquiry is made by ROSS, the rate quoted to ROSS by a responsible officer of the Bank in New York, New York for such Advance, in accordance with the borrowing procedure set forth in paragraph 1.c. below.

                  c.    Borrowing Procedure and Funding.

                        (1)   At any time before the Maturity Date,
ROSS may request an Advance under the Facility A Commitment or the Facility B Commitment using the following borrowing procedure:

                              (a) ROSS shall telephone the Bank in New York and
ask a responsible officer of the Bank to provide the Bank's Quoted Rate for the proposed Advance. ROSS shall indicate at the time of such request the amount, the term, the borrowing date (which must be a Business Day) and whether such proposed Advance is to be made under the Facility A Commitment or the Facility B Commitment. To be considered, such request must be made on or before 11:00 a.m. (New York time) on the proposed borrowing date. For the purposes of this Loan Agreement a "Business Day" shall mean any day on which the Bank is open for business in New York, New York.

                              (b) If ROSS accepts the Bank's Quoted Rate for
such Advance, ROSS shall complete a Note with the Bank's Quoted Rate, the amount of the Advance and the due date of the Advance, and shall (x) send by telecopier to the Bank a completed copy of the Note and (y) send by courier the original of such Note for overnight delivery to the Bank in New York. The sending of the Note by telecopier shall constitute irrevocable notice by ROSS to the Bank that it is requesting the Advance on the basis of the terms contained in such Note.
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In the event that the provisions of any Note shall conflict with the provisions of this Loan Agreement or if any blanks in the form of note executed by ROSS shall for any reason be left incompleted, the provisions of this Loan Agreement (including, without limitation, Sec. 6 (c) of this Loan Agreement) shall be controlling and resolution of any such conflict or incomplete blank shall be made by reference to this Loan Agreement.

                        (2) Upon due receipt by the Bank of the telecopied form of the Note on or before noon (New York time) on the proposed borrowing date, properly completed with the Bank's Quoted Rate for the Advance, the amount of the Advance and the due date of the Advance as provided above, the Bank shall pay or deliver the proceeds of the Advance into ROSS' account with the Bank in New York, New York. In the event of any discrepancy between the terms of the telecopied form of the Note and the original Note as received by the Bank, the terms in the telecopied form of the Note shall prevail. In the event the applicable rate of interest is not completed on the Note, the Quoted Rate given in connection with such Advance shall for all purposes be the rate of interest for such Note. A certificate of such Quoted Rate, submitted by the Bank to ROSS, will be conclusive as to the amount thereof.

                        (3) Unless an Event of Default (as hereafter defined) has occurred and is continuing, the proceeds of the Advance in ROSS' account with the Bank shall be available for withdrawal from the account in immediately available funds upon receipt by the Bank of the telecopied form of the promissory note, duly completed as aforesaid.

                  d.    Payments and Prepayments.

                        (1) ROSS shall have the right at any time and from time to time to prepay each Note, in whole or in part, provided that each partial prepayment shall be in an aggregate principal amount of $1,000,000.00, or multiples thereof, and if to be applied to a Note, shall be applied to the principal installments thereof in the inverse order of their due dates.

                        (2) All payments and prepayments made in accordance with the provisions of this Loan Agreement or of the Notes in respect of principal or interest on the Notes under this Loan Agreement shall be made to the Bank at its office in New York, New York, no later than 2:00 p.m., New York time, in immediately available funds. All payments (whether of principal, interest, reimbursements or otherwise) under this Agreement or on the Notes shall be made by ROSS without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority.

                        (3) If any payment shall become due on a Saturday, Sunday, or public holiday on which the Bank is not open for business, such payment shall be made on the next preceding day on which the Bank is open for business.



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                        (4) ROSS hereby authorizes the Bank, if and to the
extent payment by ROSS is not made when due hereunder, to charge from time to time against any balance in ROSS' account maintained with the Bank any amount so due.

                        (5) ROSS shall pay a default rate on any principal and interest which is not paid when due in an amount equal to the lesser of (A) the Bank's Prime Rate, plus two percent (2%) per annum or (B) the highest lawful rate permitted under applicable law. For the purposes of this provision, the "Bank's Prime Rate" shall mean the fluctuating rate of interest from time to time quoted by the Bank in New York as its Prime Rate.

                        (6) After any such prepayment, ROSS may request and subject to the other terms and conditions of this Loan Agreement and provided no Event of Default shall have occurred and be continuing, the Bank shall permit ROSS to provide a Substitute Note for the Note upon which such prepayment was made, which Substitute Note shall reflect the then current principal balance, whereupon Bank shall return the Original Note to ROSS upon written request from ROSS. ROSS hereby agrees that the execution and delivery of such Substitute Note in the manner hereinabove provided shall not be construed, interpreted or asserted by ROSS to constitute a novation or accord and satisfaction of the indebtedness evidenced by the Original Note or subject to any other legal or equitable theory or remedy pursuant to which the entire unpaid balance of principal and interest on the Original Note might be deemed paid or satisfied and ROSS agrees that any such legal or equitable claim or assertion shall be void and unenforceable ab initio.

      (e)   Increased Costs.

(1) If any change in any applicable law, regulation or treaty or in the interpretation thereof by any governmental or other authority or entity charged with the administration thereof: (A) imposes, modifies or deems applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for loans by Bank; or (B) imposes on Bank any other condition regarding this Loan Agreement or the loans to be made pursuant hereto; or (C) changes the basis of taxation of payments due to Bank hereunder or under any of the Notes, this Loan Agreement or any other agreement or instrument provided by ROSS, Fujitsu or any other person in connection herewith or as security herefor (otherwise than by a change in taxation of the overall net income of Bank); and if, in the sole determination of Bank, the result of any of the foregoing is to increase the cost to Bank of making or maintaining the loans to be made pursuant hereto or to reduce the amount of principal or interest received by Bank, then, upon demand made by Bank to ROSS, ROSS will pay to Bank from time to time additional amounts specified by Bank to compensate Bank for such increased cost or reduced amount. Bank will promptly notify ROSS of any event which will entitle Bank to claim additional amounts pursuant to this subsection. A certificate as to the increased cost or expense incurred by Bank as a result of any event mentioned in this subsection, submitted by Bank to ROSS, will be conclusive as to the amount thereof except in the case of a manifest error.

(2) In addition to the interest payable at the Default Rate, ROSS will indemnify Bank and hold Bank harmless against any loss or expense incurred by Bank (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain the loans to be made pursuant hereto) as a result of the failure to pay the outstanding principal amount of such loans at maturity. Bank will certify to ROSS the amount of, and the basis of determination of, the loss or expense so incurred (which certification will be conclusive in the absence of arithmetical error).

(3) If, after the date hereof, any law, regulation or treaty or any change therein or in the interpretation thereof by any authority or agency charged with the administration thereof or by any court will make it, in the sole opinion of Bank, unlawful for Bank to maintain the loans to be made pursuant hereto or to give effect to its obligations as contemplated hereby, Bank will so notify ROSS, and the aggregate outstanding principal amount of such loans, together with the interest accrued thereon and any other amounts payable to Bank under the Notes, this Loan Agreement or any other agreement or instrument provided by ROSS, Fujitsu or any other person in connection herewith or as security herefor will be paid or prepaid as provided in such notice.

(4) ROSS shall indemnify the Bank against and hold the Bank harmless from any funding loss or breakage costs with respect to (a) ROSS' payment of principal of loans on a day other than the last day of the applicable period for which the Quoted Rate was given; (b) ROSS' failure to borrow the proceeds of any Advance requested by ROSS on the date specified by ROSS; (c) ROSS' failure to make any prepayment on the date specified by ROSS; or (d) any cessation of the Eurodollar interbank rate relied upon by Bank in issuing the Quoted Rate to apply to any Advance or any part thereof pursuant to Sections 1(e)(1), (2) and (3) hereof, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by Bank (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain a loan). This agreement shall survive the payment of the Notes. A certificate as to any additional amounts payable pursuant to this subsection as a result of any event mentioned in this subsection, submitted by Bank to ROSS, will be conclusive as to the amount thereof except in the case of a manifest error.

            2.    CONDITIONS

                  a. Advances. The obligation of the Bank to make additional Advances under the Facility A Commitment and the Facility B Commitment is subject to the following conditions: (1) The representations and warranties contained in this Loan Agreement shall be true and correct; (2) no Event of Default, or event which with the passage of time would constitute an Event of Default, shall have occurred and be continuing; (3) the Bank shall have received a Note duly executed by ROSS in connection with each Advance under the Facility A Commitment and the Facility B Commitment; (4) the Bank shall have received in connection with the Facility A Commitment a Letter of Guaranty (the "Facility A Guaranty") of Fujitsu Limited, a Japanese limited liability company ("Fujitsu") in form acceptable to the Bank; (5) the Bank shall have received in connection with the Facility B Commitment a Letter of Guaranty (the "Facility B Guaranty") of Fujitsu in form acceptable to Bank; (6) the Bank shall have received from Fujitsu a letter of Ratification and Acknowledgment pursuant to which Fujitsu ratifies and acknowledges its obligations under the Facility A Guaranty and the Facility B Guaranty and that its guaranty of such facilities is in the aggregate amount of U.S. $50,000,000.00; (7) the Bank shall have received a Certificate of Corporation Resolutions of ROSS in form acceptable to Bank; and (8) the Bank shall have received such other documents and certificates relating to the transactions herein contemplated as the Bank may request. In addition, all legal matters incident to the transactions herein contemplated shall be satisfactory to counsel for the Bank. As of the Execution Date, the aggregate amount of Advances under the Facility A Commitment and the Facility B Commitment is US $43,500,000.00.

                  b. Subsequent Advances. The obligation of the Bank to make subsequent Advances hereunder is subject to the following conditions: (1) The representations and warranties contained in this Loan Agreement shall be true and correct; (2) no Event of Default, or event which with the passage of time would constitute an Event of Default, shall have occurred and be continuing; (3) the Facility A Guaranty and the Facility B Guaranty shall each remain in effect; and (4) the Bank shall have received such other documents and certificates relating to the transactions herein contemplated as the Bank may request.

            3.    REPRESENTATIONS AND WARRANTIES.

                  a.    Representations and Warranties of ROSS.

                        ROSS represents and warrants the following: (1) ROSS is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now conducted; (2) ROSS has the corporate power and authority to make, execute, deliver and carry out the transactions contemplated in this Loan Agreement and to perform its obligations hereunder and all such action has been duly authorized by all necessary corporate proceedings on its part; (3) the Loan Agreement and the Notes have been duly and validly executed and delivered by ROSS and constitute valid and legally binding agreements of ROSS; (4) all financial information furnished by ROSS to the Bank is true and correct and has been prepared in conformity with generally accepted accounting principles consistently applied in the United States throughout the period involved and fully and accurately reflects the financial condition of ROSS and the results of its operations as at the dates and for the periods indicated and as of the date of this Loan Agreement; (5) there is no action or proceeding pending or, to the knowledge of ROSS, threatened against ROSS or before any court, administrative agency or arbitrator which is reasonably likely to have a material adverse effect on ROSS or its business, and there is no outstanding judgment, order or decree affecting ROSS before or by any administrative or governmental authority; (6) ROSS is not in default under or in violation of the provisions of any instrument evidencing any debt or of any agreement relating thereto or any judgment, order, writ, injunction or decree of any court or any order, regulation or demand of any administrative or governmental instrumentality which default or violation is reasonably likely to have a material adverse effect on ROSS or its business; and
(7) neither the consummation of the transactions contemplated nor fulfillment of and compliance with the respective terms, conditions and provisions of any material agreement to which ROSS is a party will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in any violation of the registered charter or bylaws of ROSS, any law or any regulation of any administrative or governmental instrumentality, any order, writ, injunction or decree of any court, or the terms, conditions or provisions of any agreement or instrument to which ROSS is a party or by which it is bound or to which it is subject.

                  b.    Survival of Representations and Warranties.

                        All representations and warranties made by ROSS under this Loan Agreement shall survive the delivery of the Notes to the Bank and the making of the Advances hereunder, and no investigation at any time made by or on behalf of the Bank shall diminish the Bank's rights to rely thereon. All statements contained in any certificate or other written instrument delivered by ROSS or by any person authorized by ROSS under or pursuant to this Loan Agreement or in connection with the transactions contemplated hereby shall constitute representations and warranties hereunder as of the time made by ROSS.

            4. COVENANTS. ROSS covenants and agrees that until payment in full of the Notes and the other liabilities of ROSS hereunder, ROSS will:

                  (a) as soon as available, and in any event on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of ROSS, deliver to the Bank the unaudited consolidated and consolidating financial statement of ROSS and its subsidiaries as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such financial statement to be certified by a responsible officer of ROSS as having been prepared in accordance with generally accepted accounting principals consistently applied and as a fair presentation of the condition of ROSS and its subsidiaries, and a compliance certificate stating that there exists no Event of Default or if any such Event of Default exists, stating that the nature thereof, the period of existence thereof and what action ROSS has taken or proposes to take with respect thereto.

                  (b) as soon as available, and in any event on or before the 120th day after the close of each fiscal year of ROSS, deliver to the Bank the annual audited consolidated and consolidating financial statements of ROSS and its subsidiaries, such financial statement to be certified by a responsible officer of ROSS as having been prepared in accordance with generally accepted accounting principals consistently applied and as a fair presentation of the condition of ROSS and its subsidiaries and a compliance certificate stating that there exists no Event of Default or if any such Event of Default exists stating the nature thereof, the period of existence thereof and what action ROSS has taken or proposes to take with respect thereto.

                  (c) promptly, and in any case within 10 days, after any officer of ROSS obtains knowledge of an Event of Default, deliver to the Bank an officer's certificate specifying the nature of such Event of Default, the period of existence thereof, and what action ROSS has taken and proposes to take with respect thereto.

                  (d) deliver to the Bank such additional financial or other information as the Bank may reasonably request from time to time.

                  (e) permit the Bank to have access to its books of record and account;

                  (f) maintain insurance with financially sound, responsible and reputable companies in such types and amounts and against such casualties, risks and contingencies as is customarily carried by owners of similar businesses and properties;

                  (g) maintain its corporate existence, comply with all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which if unpaid might become a lien against the property of ROSS except liabilities being contested in good faith;

                  (h) whenever and as often as the Bank may reasonably request, promptly execute and deliver all such further instruments and do such other acts as the Bank may reasonably request to carry out more effectually the purposes and intent of this Loan Agreement; and

                  (i) furnish to the Bank, within five business days after any material report (other than financial statements) or other communication is sent by ROSS to its stockholders or filed by ROSS with the Securities and Exchange Commission or any successor or analogous governmental authority, copies of such report or communication and, promptly upon the request of the Bank, such additional financial or other information concerning the assets, liabilities, operations, and transactions of ROSS as the Bank may from time to time reasonably request; and

                  (j) furnish to the Bank written notice of the occurrence of any Event of Default and the occurrence of any cure of such Event of Default, if applicable

The Bank acknowledges that ROSS' financial statements heretofore delivered to the Bank have been prepared on the basis of ROSS being a subsidiary of Fujitsu and not as a stand-alone company and that, accordingly, certain information necessary for the financial statements of a stand-alone company have not been and except as provided below will not be included in ROSS' financial statements and to that extent ROSS' financial statements will not be prepared in accordance with generally accepted accounting principles. At such time as any change occurs which renders the foregoing qualification inapplicable, such financial statements shall be delivered in the manner otherwise required herein.


            5.    EVENTS OF DEFAULT; REMEDIES.

                  a. Events of Default; Remedies.

                  If any of the following events shall occur and be continuing (each of which shall constitute an "Event of Default" under this Loan Agreement):

                        (1) ROSS does not pay, repay or prepay any principal of or interest on any Note when due;

                        (2) ROSS does not pay any other obligation or amount payable under this Loan Agreement or any Note when due;

                        (3) ROSS does not pay principal or interest on any other debt when due, or the holder of such other debt declares, or may declare, such debt due prior to its stated maturity because of ROSS' default thereunder;

                        (4) any representation or warranty made by ROSS herein or otherwise furnished to the Bank in connection with this Loan Agreement shall be incorrect, false or misleading in any material respect when made;

                        (5) ROSS fails to deliver an original Note to the Bank in accordance with paragraph 1(c) of this Loan Agreement within ten (10) days following receipt by the Bank of the telecopied form of such Note, or the original note contains any material variation from the telecopied form of such Note;

                        (6) ROSS violates any covenant, agreement or condition contained in herein and such violation shall not have been remedied within thirty (30) days after written notice has been received by ROSS from the Bank or the holder of a Note;

                        (7) ROSS (i) makes an assignment for the benefit of creditors; (ii) admits in writing its inability to pay its debts generally as they become due; (iii) generally fails to pay its debts as they become due; (iv) files a petition or answer seeking for itself, or consenting to or acquiescing in, any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any applicable law; (v) there is appointed a receiver, custodian, liquidator, fiscal agent, or trustee of ROSS or of the whole or any substantial part of its assets; or (vi) any court enters an order, judgment or decree approving a petition filed against ROSS seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any applicable law and either such order, decree or judgment so filed against it is not dismissed or stayed (unless and until such stay is no longer in effect) within thirty (30) days of entry thereof or an order for relief is entered pursuant to any such law;

                        (8) any order is entered in any proceeding against ROSS decreeing the dissolution, liquidation, winding-up or split-up of ROSS, and such order remains in effect for thirty (30) days;

                        (9) ROSS or any other person claims, or any court finds or rules, that the Bank does not have a valid claim against Fujitsu under the Facility A Guaranty or the Facility B Guaranty; or

                        (10) Fujitsu violates any covenant, agreement or condition contained in the Facility A Guaranty or the Facility B Guaranty.

THEN, the Bank may declare each Note and all interest accrued and unpaid thereon, and all other amounts payable under the Notes and this Loan Agreement, to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts, shall become and be forthwith due and payable without presentment, demand, protest, or further notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by ROSS; provided, however, that with respect to any Event of Default described in subparagraphs
(6), (7) or (8) above, the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all such other amounts payable under the Notes and this Loan Agreement, shall automatically become immediately due and payable, without presentment, demand, protest, or any notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by ROSS.

                  b.    Other Remedies.

                        In addition to and cumulative of any rights or remedies expressly provided for in this Loan Agreement, if any one or more Events of Default shall have occurred, the Bank may proceed to protect and enforce its rights hereunder by any appropriate proceedings. The Bank may also proceed either by the specific performance of any covenant or agreement contained in this Loan Agreement, the Notes, the Facility A Guaranty or the Facility B Guaranty, or by enforcing the payment of the Notes or by enforcing any other legal or equitable right provided under this Loan Agreement or such other documents or otherwise existing under any law in favor of the holder of the Notes. The Bank shall not, however, be under any obligation to marshall any assets in favor of ROSS or any other person.

                  c.    Cumulative Rights.

                        No remedy, right or power conferred upon the Bank is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

            6.    OTHER PROVISIONS.

                  a.    No Waiver, Modifications, Conflicts.

                        No failure or delay on the part of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between ROSS and the Bank shall operate as a waiver of any right of the Bank. No modification or waiver of any provision of this Loan Agreement, any Note or the Facility A Guaranty or the Facility B Guaranty nor consent to any departure by ROSS therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on ROSS in any case shall entitle ROSS to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained herein or in a Note, in the event that the provisions of any Note shall conflict with the provisions of this Loan Agreement or if any blanks in the form of note executed by ROSS shall for any reason be left incompleted, the provisions of this Loan Agreement (including, without limitation, 6(c) of this Loan Agreement) shall be controlling and resolution of any such conflict or incomplete blank shall be made by reference to this Loan Agreement.

                  b.    Notices.

                        All notices and other communications provided for herein shall be in writing (including telex, facsimile, or cable communication) and shall be mailed, telecopied, telexed, cabled or delivered addressed to a party at the address set forth on the first page of this Loan Agreement, or to such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telexed, transmitted, or cabled, become effective when deposited in the mail, confirmed by telex answerback, transmitted to the telecopier, or delivered to the cable company, except that notices and communications to the Bank shall not be effective until actually received by the Bank.

                  c.    Reimbursement of Expenses.

                        Any provision hereof to the contrary notwithstanding, ROSS agrees to reimburse the Bank for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel to the Bank, in connection with transactions contemplated by this Loan Agreement, including its preparation and its enforcement. ROSS agrees to pay any and all stamp and other taxes related to this Loan Agreement and the transactions contemplated hereby, and to save the Bank harmless from any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes which may be payable or determined to be payable in connection with the execution and delivery of this Loan Agreement or any of the Notes. The obligations of ROSS under this paragraph shall survive the termination of this Loan Agreement and the payment of the Notes.

                  d.    Set-Off.

                        If one or more Events of Default shall occur and be continuing, the Bank shall have the right, in addition to all other rights and remedies available to it, to set off against the unpaid balance of any Note any debt owing to ROSS by the Bank, including, without limitation, any funds in any deposit account, whether general or special in nature, maintained by ROSS with the Bank, and nothing in this Loan Agreement shall be deemed a waiver or prohibition of the Bank's right of banker's lien or set-off.

                  e.    Indemnification.

                        ROSS agrees to indemnify, defend, and save harmless the Bank and its officers, directors, employees, agents, and attorneys, and each of them (the "Indemnified Parties"), from and against all claims, actions, suits, and other legal proceedings, damages, costs, interest, charges, taxes (other than income taxes of the Bank), counsel fees, and other expenses and penalties which any of the Indemnified Parties may sustain or incur by reason of or arising out of (i) the making of the Advances hereunder, the execution and delivery of this Loan Agreement and the Notes and the consummation of the transactions contemplated thereby and the exercise of any of the Bank's rights under this Loan Agreement and any Note; provided, that no Indemnified Party shall be entitled to the benefits of this paragraph to the extent its own gross negligence or willful misconduct contributed to its loss; and provided, further, that it is the intention of ROSS to indemnify the Indemnified Parties against the consequences of their own negligence. This Loan Agreement is intended to protect and indemnify the Indemnified Parties against all risks hereby assumed by ROSS. The obligations of ROSS under this paragraph shall be notwithstanding any other provision of this Loan Agreement to the contrary and shall survive the repayment of the Notes and any termination of this Loan Agreement.

                  f.    Interest.

                        All agreements between ROSS and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on any Note or otherwise, shall the amount paid, or agreed to be paid, to the Bank for the use, forbearance, or detention of the money to be loaned under this Loan Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in the Notes exceed the highest lawful rate permitted under applicable law. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the highest lawful rate of interest permitted under applicable law, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of ROSS to the Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Notes and the amounts owing on other obligations of ROSS to the Bank under any Loan Document, as the case may be, such excess shall be refunded to ROSS. All sums paid or agreed to be paid to the Bank for the use, forbearance, or detention of the indebtedness of ROSS to the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the highest lawful rate of interest permitted under applicable law. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between ROSS and the Bank.

                  g.    Governing Law; Jurisdiction; Process Agent.

      THIS LOAN AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA. ROSS HEREBY EXPRESSLY SUBMITS TO THE COMPETENT JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES DISTRICT COURTS LOCATED IN NEW YORK, NEW YORK, AS THE BANK MAY ELECT. ROSS IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO ROSS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT. ROSS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. ROSS FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT TO THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST ROSS OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

                  h.    Counterparts.

                        This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

                  i.    Final Agreement.

                        THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            Please sign both originals of this letter indicating your agreement and return one original to us.


Very truly yours,

THE DAI-ICHI KANGYO BANK, LIMITED,
      NEW YORK BRANCH

By:     /s/ SHIGETO YANASE
Name:       Shigeto Yanase
Title:      Senior Vice President


AGREED AND ACKNOWLEDGED:

ROSS TECHNOLOGY, INC.


By:     /s/ CARTER GODWIN
Name:       Carter Godwin
Title:      Chief Accounting Officer

Exhibit "A"


New York, New York,     February 21, 1997


 ........................... after date for value received, the undersigned promises to pay to the order of THE DAI-ICHI KANGYO BANK, LIMITED, NEW YORK BRANCH, One World Trade Center, Suite 4911, New York, New York 10048 25,000,000.00 Dollars in current funds of the United States of America, with interest from the date hereof at the rate of per cent per annum.

      The makers, endorsers and guarantors of this note hereby waive presentment for payment, demand, notice of non-payment and dishonor, protest, and notice of protest, waive trial by jury in any action or proceeding arising on, out of, under or by reason of this note; consent to any renewals, extensions and partial pre-payments of this note, or the indebtedness for which it is given, without notice to them and consent that no such renewals, extensions or partial payments shall discharge any party hereto from liability herein in whole or in part.

      In the event of happening of any one or more of the following, to-wit: (a) the non-payment of any of the Obligations; (b) the death, failure in business, dissolution or termination of existence of the undersigned; (c) any petition in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the undersigned or any endorser or guarantor of this note, either through reorganization, composition, extension, or otherwise; (d) the making by the undersigned or any endorser or guarantor of this note of an assignment for the benefit of creditors or the taking advantage by any of the same of any insolvency law; (e) the appointment of a receiver of any property of the undersigned or any endorser or guarantor of this note; (f) the attachment or distraint of any funds or other property of the undersigned which may be in, or come into, the possession of or control of the Bank, or of any third party acting for the Bank, or of the same becoming subject at any time to any mandatory order of court or other legal process; (g) any government authority or any court at the insistence of any government authority shall take possession of any substantial part of the property of the undersigned or shall assume control over the affairs or operations of the undersigned or a receiver shall be appointed or if a writ or order of attachment or garnishment, or order of execution shall be issued or made against any of the property or assets of the undersigned or any endorser or guarantor of this note then, or at any time after the happening of any such event, this note and/or any material or other Obligations which may be taken in renewal or extension of all or any part of the indebtedness evidenced thereby, shall become due and payable at the option of the holder, without demand or notice, and, likewise upon the happening of any such event or at any time thereafter, any or all other Obligations then existing shall, at the option of the Bank, become due and payable forthwith, without demand upon or notice to the undersigned. If this note be not paid when due and if it be placed with an attorney for collection, the makers, endorsers and guarantors agree to pay all costs of collection, including an attorney's fee of 15% of the amount of this note, which is hereby agreed to be just and reasonable and which shall be added to the amount under this note and recoverable with the amount due under this note. The undersigned further agrees that this note shall be deemed to have been made under and shall be governed by the laws of the State of New York in all respects, including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended, except if the Bank may consent thereto in writing duly signed for and on its behalf. The undersigned, if more than one, shall be jointly and severally liable hereunder.

      PAYABLE AT                          ROSS TECHNOLOGY, INC.


Due on 6-30-97                            By: /s/ CARTER L. GODWIN

                                          Name:  Carter L. Godwin
                                          Title: Chief Accounting Officer